UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2026
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Pinterest, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Brannan Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 762-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2026, Pinterest, Inc. (“Pinterest” or the “Company”) appointed James Dibbo, age 56, as its Chief Financial Officer, effective October 26, 2026, and as its principal financial officer, effective October 30, 2026. From January 2021 through September 2026, Mr. Dibbo served as the Vice President and Chief Financial Officer for Global Entertainment, Advertising and Corporate Development at Amazon.com, Inc. In that role, he led finance for businesses including Amazon Ads, Prime Video, Amazon MGM Studios, Music, Audible, and Twitch, and partnered on corporate development activity across the portfolio. Prior to that role, Mr. Dibbo held a number of senior finance leadership positions at Amazon since 2016, including serving as Chief Financial Officer of Worldwide Consumer and Chief Financial Officer of North America Consumer. Prior to joining Amazon, Mr. Dibbo served as Chief Financial Officer of P.F. Chang’s and held senior finance leadership positions at Tesco PLC and BT Group plc. Mr. Dibbo started his finance career at PwC in London. Mr. Dibbo holds a B.S. in Economics from Cardiff University, UK and is a Chartered Accountant (FCA).

On October 1, 2026, the Company entered into an Offer Letter (“Offer Letter”) with Mr. Dibbo in connection with his employment as Chief Financial Officer. Pursuant to his Offer Letter, Mr. Dibbo will receive an annual base salary of $650,000 and will be eligible for an annual cash incentive bonus with a target equal to 100% of his annual base salary, prorated for 2026 based on his start date. Subject to the approval of the Talent Development and Compensation Committee of the Company’s Board of Directors, and pursuant to the Company’s 2019 Omnibus Incentive Plan, Mr. Dibbo will receive (a) restricted stock unit awards with an aggregate initial value of $19,980,000, consisting of: (i) a $1,980,000 award which will vest 100% in December 2026; and (ii) an $18,000,000 award vesting quarterly beginning March 2027 through December 2028, in each case subject to continued service through each vesting date; and (b) performance share awards with an aggregate target value of $3,200,000, with the amount to be earned based on the Company’s relative total shareholder return over 12-month and 24-month performance periods. Also, subject to his continued employment, the Company anticipates granting Mr. Dibbo an additional restricted stock unit award with an initial value of $9,000,000 in April 2027, which will vest on a quarterly basis in 2029, subject to continued service through each vesting date.

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company will also enter into its standard form of indemnification agreement with Mr. Dibbo, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form 10-Q filed on November 4, 2025. In addition, Mr. Dibbo will be eligible to participate in the Pinterest, Inc. Severance and Change in Control Plan for Employees in Level 21 Positions.

There are no family relationships between Mr. Dibbo and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Dibbo and any other person pursuant to which he was selected as an officer. Mr. Dibbo is not a party to any current or proposed transaction with the Company for which disclosure would be required under Item 404(a) of Regulation S-K.

As previously disclosed, Julia Brau Donnelly will depart from the Company to pursue another opportunity on October 30, 2026. In connection with Mr. Dibbo’s appointment, Ms. Donnelly will cease serving as the Company’s Chief Financial Officer effective October 26, 2026, but will continue serving as the Company’s principal financial officer and as an advisor to the Company through October 30, 2026. In addition, in light of Mr. Dibbo’s appointment, Vikram Naidu will not assume the role of interim principal financial officer as previously disclosed, and will continue to serve as the Company’s Vice President, Finance and Business Operations.

Item 7.01. Regulation FD Disclosure.

On October 5, 2026, the Company issued a press release announcing the appointment of Mr. Dibbo as Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated October 1, 2026, between Pinterest, Inc. and James Dibbo
99.1	Press Release issued by Pinterest, Inc., dated October 5, 2026 (furnished under Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: October 5, 2026	By:	/s/ Wanji Walcott
Wanji Walcott
Chief Legal and Business Affairs Officer and Corporate Secretary